================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  3-26-98
                                                         -----------------

                           BIRMAN MANAGED CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                      0-22127                      62-1584092
----------------------------    ----------------------    ------------------------------
(STATE OF OTHER JURISDICTION   (COMMISSION FILE NUMBER)  (IRS EMPLOYER IDENTIFICATION NO.)
     OF INCORPORATION)

1025 HIGHWAY 111 SOUTH, COOKEVILLE, TENNESSEE                   38501
---------------------------------------------                  -------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (931)  372-7800

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


================================================================================

                             Item 5 - Other Events
                             ---------------------

COMPANY TO SUPPLY DOCUMENTS

     The Company will supply certain documents concerning its business pursuant to an administrative subpoena issued under the Health Insurance Portability & Accountability Act of 1996. The Company expects to complete its response by April 23, 1998. Birman & Associates, Inc., the Company's health care consulting subsidiary, regularly serves a number of hospitals in Tennessee and Kentucky. The federal government is now reviewing many of the practices of most if not all hospitals in those and other states. The Company has for many years supplied additional documents from time-to-time to various state and federal agencies concerning its work for hospitals, including supplying supplemental materials to Peer Review Organizations in connection with some of its recommendations to hospitals. As the federal government continues to increase its scrutiny of the healthcare industry, the Company anticipates that the number of document requests it receives from regulatory agencies and the outside professional and other costs related thereto may increase.

THIRD FISCAL QUARTER OPERATING LOSS

     The net loss for the third quarter of fiscal 1997-98 is anticipated to be approximately $985,000 and includes the following one-time charges: final settlement of the Arkin lawsuit in the amount of $291,756, write off of capitalized network development costs related to the Tennessee network in the amount of $166,164, write off of old equipment and prepaid executive relocation expense in the amount of $110,000, and an increase in the reserve for bad debt expense of $60,000.

     The following are "forward looking statements," while the Company believes that these statements are accurate, future trends cannot be predicted with certainty.

Outlook: The Company anticipates the net operating loss for the fourth fiscal quarter to be less than the third quarter net operating loss. The Company anticipates that this situation will improve in the first fiscal quarter of 1998-99 as (i) revenue is realized from the investment made in marketing to new clients (ii) the health plans approach profitability and (iii) additional revenue is realized from the QMP business as a result of new product offerings and increased marketing initiatives. The Company's health plan will show significant growth of revenue for the third fiscal quarter as it has grown to approximately 3,600 members currently from 2,300 at the beginning of the third fiscal quarter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BIRMAN MANAGED CARE, INC.

March 26, 1998                            /s/ DAVID N. BIRMAN
                                          ------------------------------
                                          David N. Birman
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer

March 26, 1998                            /s/ DOUGLAS A. LESSARD
                                          ------------------------------
                                          Douglas A. Lessard
                                          Vice President, Treasure and
                                          Chief Financial Officer
                                          (Principal Accounting Officer)